Exhibit 99.1

CONTACTS:	Sameer Gokhale (Investors)	News Release
(513) 534-2219
	Katrina Booker (Media)	FOR IMMEDIATE RELEASE
	(513) 534-6858	October 24, 2017

FIFTH THIRD ANNOUNCES THIRD QUARTER 2017 NET INCOME TO COMMON SHAREHOLDERS OF $999 MILLION, OR $1.35 PER DILUTED SHARE

•	3Q17 net income available to common shareholders of $999 million, or $1.35 per diluted common share

•	Results included a positive $0.87 impact on reported 3Q17 earnings per share:

•	$1.037 billion pre-tax ($679 million after-tax) gain on the sale of Vantiv shares

•	$47 million pre-tax (~$31 million after-tax)(a) charge related to the valuation of the Visa total return swap

•	$0.02 negative EPS impact reflecting a specific Vantiv-related tax item and lower equity method income from the reduced interest in Vantiv

•	Reported net interest income of $970 million; taxable equivalent net interest income of $977 million(b), up 3% from 2Q17 and up 7% from 3Q16

•	Taxable equivalent net interest margin of 3.07%(b), up 6 bps from 2Q17 and up 19 bps from 3Q16

•	Average portfolio loans and leases of $91.9 billion, flat from 2Q17 and down 2% from 3Q16

•	Noninterest income of $1.6 billion, compared with $564 million in 2Q17 and $840 million in 3Q16; performance primarily driven by the Vantiv-related item above

•	Noninterest expense of $975 million, up 2% from 2Q17 and flat from 3Q16

•	Net charge-offs (NCOs) of $68 million, up $4 million from 2Q17 and down $39 million from 3Q16; NCO ratio of 0.29% compared to 0.28% in 2Q17 and 0.45% in 3Q16

•	Portfolio nonperforming asset (NPA) ratio of 0.60%, down 12 bps from 2Q17 and down 15 bps from 3Q16

•	3Q17 provision expense of $67 million compared to $52 million in 2Q17 and $80 million in 3Q16

•	Common equity Tier 1 (CET1)(c) ratio of 10.59%; fully phased-in CET1 ratio(b)(c) of 10.47%

•	Tangible common equity ratio of 9.00%(b); 8.89% excluding unrealized gains/losses(b)

•	Book value per share of $21.30, up 4% from both 2Q17 and 3Q16; tangible book value per share(b) of $17.86 up 4% from both 2Q17 and 3Q16

Fifth Third Bancorp (Nasdaq: FITB) today reported third quarter 2017 net income of $1.0 billion versus net income of $367 million in the second quarter of 2017 and $516 million in the third quarter of 2016. After preferred dividends, net income available to common shareholders was $999 million, or $1.35 per diluted share, in the third quarter of 2017, compared with $344 million, or $0.45 per diluted share, in the second quarter of 2017, and $501 million, or $0.65 per diluted share, in the third quarter of 2016.

Earnings Highlights

	For the Three Months Ended					% Change
	September 2017	June 2017	March 2017	December 2016	September 2016(d)	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$1,014	$367	$305	$395	$516	NM	97%
Net income available to common shareholders	$999	$344	$290	$372	$501	NM	99%

Common Share Data
Earnings per share, basic	$1.37	$0.46	$0.38	$0.49	$0.66	NM	NM
Earnings per share, diluted	1.35	0.45	0.38	0.49	0.65	NM	NM
Cash dividends per common share	0.16	0.14	0.14	0.14	0.13	14%	23%

Common shares outstanding (in thousands)	705,474	738,873	750,145	750,479	755,582	(5%)	(7%)
Average common shares outstanding (in thousands):
Basic	721,280	741,401	747,668	746,367	750,886	(3%)	(4%)
Diluted	733,285	752,328	760,809	757,704	757,856	(3%)	(3%)

Financial Ratios						bps Change

Return on average assets	2.85%	1.05%	0.88%	1.11%	1.44%	180	141
Return on average common equity	25.6	9.0	7.8	9.7	12.8	1660	1280
Return on average tangible common equity(b)	30.4	10.7	9.3	11.6	15.2	1970	1520
CET1 capital(c)	10.59	10.63	10.76	10.39	10.17	(4)	42
Tier I risk-based capital(c)	11.72	11.76	11.90	11.50	11.27	(4)	45
CET1 capital (fully-phased in)(b)(c)	10.47	10.52	10.66	10.29	10.09	(5)	38
Net interest margin (taxable equivalent)(b)	3.07	3.01	3.02	2.86	2.88	6	19
Efficiency (taxable equivalent)(b)	38.4	63.4	67.4	62.8	55.5	(2500)	(1710)

“Our third quarter 2017 performance reflected continued progress toward achieving our long-term financial targets. Higher revenues, disciplined expense management, and solid credit results helped us deliver strong results for our shareholders,” said Greg D. Carmichael, President and CEO of Fifth Third Bancorp.

Reported results included a substantial gain from the sale of a portion of our ownership stake in Vantiv. The sale also generated an additional stream of future cash flows related to our tax receivable agreement which Fifth Third will potentially receive over many years. This transaction is consistent with our long standing strategy of thoughtfully reducing our ownership stake in Vantiv over time.

During the quarter, we also announced multiple strategic relationships, acquisitions, and equity investments which will enhance our insurance, HR consulting, and payment solutions revenue. These announcements follow several other agreements we entered into earlier this year to drive higher fee based revenue while better serving the needs of our customers.

Our strong capital position has allowed us to both increase our dividend by 14 percent and repurchase nearly $1 billion of shares during the quarter. We remain focused on managing for long-term outperformance by strengthening our balance sheet, building profitable relationships while maintaining our disciplined underwriting standards, and returning excess capital to shareholders.”

Income Statement Highlights

($ in millions, except per-share data)	For the Three Months Ended					% Change
	September 2017	June 2017	March 2017	December 2016	September 2016(d)	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (taxable equivalent)(b)	$977	$945	$939	$909	$913	3%	7%
Provision for loan and lease losses	67	52	74	54	80	29%	(16%)
Total noninterest income	1,561	564	523	620	840	NM	86%
Total noninterest expense	975	957	986	960	973	2%	—

Income before income taxes (taxable equivalent)(b)	$1,496	$500	$402	$515	$700	NM	NM

Taxable equivalent adjustment	7	6	6	6	6	17%	17%
Applicable income tax expense	475	127	91	114	178	NM	NM

Net income	$1,014	$367	$305	$395	$516	NM	97%
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	NM	NM

Net income attributable to Bancorp	$1,014	$367	$305	$395	$516	NM	97%
Dividends on preferred stock	15	23	15	23	15	(35%)	—

Net income available to common shareholders	$999	$344	$290	$372	$501	NM	99%

Earnings per share, diluted	$1.35	$0.45	$0.38	$0.49	$0.65	NM	NM

Net Interest Income

(Taxable equivalent basis; $ in millions)(b)	For the Three Months Ended					% Change
	September 2017	June 2017	March 2017	December 2016	September 2016	Seq	Yr/Yr
Interest Income
Total interest income	$1,159	$1,112	$1,092	$1,058	$1,063	4%	9%
Total interest expense	182	167	153	149	150	9%	21%

Net interest income	$977	$945	$939	$909	$913	3%	7%

Average Yield						bps Change
Yield on interest-earning assets	3.64%	3.54%	3.51%	3.33%	3.36%	10	28
Rate paid on interest-bearing liabilities	0.85%	0.79%	0.73%	0.70%	0.70%	6	15

Net interest rate spread	2.79%	2.75%	2.78%	2.63%	2.66%	4	13

Net interest margin	3.07%	3.01%	3.02%	2.86%	2.88%	6	19

Average Balances						% Change
Loans and leases, including held for sale	$92,617	$92,653	$92,791	$93,981	$94,417	—	(2%)
Total securities and other short-term investments	33,826	33,481	33,177	32,567	31,675	1%	7%
Total interest-earning assets	126,443	126,134	125,968	126,548	126,092	—	—
Total interest-bearing liabilities	85,328	85,320	84,890	84,552	85,193	—	—
Bancorp shareholders’ equity(d)	16,820	16,615	16,429	16,545	16,883	1%	—

Taxable equivalent net interest income of $977 million in the third quarter of 2017 was up $32 million, or 3 percent from the prior quarter, reflecting the impact of higher short-term market rates during the quarter, the continued shift into higher yielding consumer loans, and a higher day count. The taxable equivalent net interest margin was 3.07 percent, up 6 bps sequentially, primarily driven by higher short-term market rates and improving consumer and commercial portfolio yields, partially offset by a higher day count and a decrease in core deposits.

Compared to the third quarter of 2016, taxable equivalent net interest income was up $64 million, or 7 percent, primarily driven by higher short-term market rates. The net interest margin was up 19 bps from the third quarter of 2016, also primarily driven by higher short-term market rates.

Securities

Average securities and other short-term investments were $33.8 billion in the third quarter of 2017 compared to $33.5 billion in the previous quarter and $31.7 billion in the third quarter of 2016. Available-for-sale securities were $31.5 billion in the third quarter of 2017 down $343 million, or 1 percent, sequentially and up $791 million, or 3 percent, from the third quarter of 2016.

Loans

($ in millions)	For the Three Months Ended					% Change
	September 2017	June 2017	March 2017	December 2016	September 2016	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial:
Commercial and industrial loans	$41,302	$41,601	$41,854	$42,548	$43,116	(1%)	(4%)
Commercial mortgage loans	6,807	6,845	6,941	6,957	6,888	(1%)	(1%)
Commercial construction loans	4,533	4,306	3,987	3,890	3,848	5%	18%
Commercial leases	4,072	4,036	3,901	3,921	3,962	1%	3%

Total commercial loans and leases	$56,714	$56,788	$56,683	$57,316	$57,814	—	(2%)

Consumer:
Residential mortgage loans	$15,523	$15,417	$15,200	$14,854	$14,455	1%	7%
Home equity	7,207	7,385	7,581	7,779	7,918	(2%)	(9%)
Automobile loans	9,267	9,410	9,786	10,162	10,508	(2%)	(12%)
Credit card	2,140	2,080	2,141	2,180	2,165	3%	(1%)
Other consumer loans and leases	1,055	892	755	673	651	18%	62%

Total consumer loans and leases	$35,192	$35,184	$35,463	$35,648	$35,697	—	(1%)

Total average portfolio loans and leases	$91,906	$91,972	$92,146	$92,964	$93,511	—	(2%)

Average loans held for sale	$711	$681	$645	$1,017	$906	4%	(22%)

Average portfolio loan and lease balances were flat sequentially and decreased $1.6 billion, or 2 percent, from the third quarter of 2016. The year-over-year decrease was primarily driven by declines in commercial and industrial (C&I) and automobile loans. The year-over-year decline in C&I loans was primarily due to deliberate exits from certain C&I loans that did not meet risk-adjusted profitability targets. The year-over-year decline in automobile loans continues to reflect the decision to reduce lower-return originations to improve returns on capital. Period end portfolio loans and leases of $91.9 billion were also flat sequentially, and decreased $1.3 billion, or 1 percent, from a year ago. On a year-over-year basis, the decrease in period end loan balances was primarily due to declines in C&I and automobile loans, partially offset by increases in residential mortgage and commercial construction loans.

Average commercial portfolio loan and lease balances were flat sequentially, and decreased $1.1 billion, or 2 percent, from the third quarter of 2016. Average C&I loans decreased $299 million, or 1 percent, from the prior quarter and decreased $1.8 billion, or 4 percent, from the third quarter of 2016. The decline in C&I loans was primarily due to the aforementioned deliberate exits. Average commercial real estate loans increased $189 million, or 2 percent, from the prior quarter and increased $604 million, or 6 percent, from the third quarter of 2016. Within commercial real estate, average commercial mortgage balances decreased $38 million and average commercial construction balances increased $227 million sequentially. Period end commercial line utilization of 34 percent compared to 34 percent in the second quarter of 2017 and 35 percent in the third quarter of 2016.

Average consumer portfolio loan and lease balances were flat sequentially and decreased $505 million, or 1 percent, from the third quarter of 2016. The year-over-year decrease was primarily driven by the decline in average automobile loans. Average automobile loans decreased 2 percent sequentially and 12 percent from a year ago. Average residential mortgage loans increased 1 percent sequentially and 7 percent from the previous year. Average home equity loans decreased 2 percent sequentially and 9 percent from the third quarter of 2016. Average credit card loans increased 3 percent sequentially and decreased 1 percent from the third quarter of 2016.

Deposits

($ in millions)	For the Three Months Ended					% Change
	September 2017	June 2017	March 2017	December 2016	September 2016	Seq	Yr/Yr
Average Deposits
Demand	$34,850	$34,915	$35,084	$36,412	$35,918	—	(3%)
Interest checking	25,765	26,014	26,760	25,644	24,475	(1%)	5%
Savings	13,889	14,238	14,117	13,979	14,232	(2%)	(2%)
Money market	20,028	20,278	20,603	20,476	19,706	(1%)	2%
Foreign office(e)	395	380	454	497	524	4%	(25%)

Total transaction deposits	$94,927	$95,825	$97,018	$97,008	$94,855	(1%)	—
Other time	3,722	3,745	3,827	3,941	4,020	(1%)	(7%)

Total core deposits	$98,649	$99,570	$100,845	$100,949	$98,875	(1%)	—
Certificates - $100,000 and over	2,625	2,623	2,579	2,539	2,768	—	(5%)
Other	560	264	162	115	749	NM	(25%)

Total average deposits	$101,834	$102,457	$103,586	$103,603	$102,392	(1%)	(1%)

Average core deposits decreased 1 percent sequentially and were flat from the third quarter of 2016. Average transaction deposits decreased $898 million, or 1 percent, sequentially and were flat from the third quarter of 2016. The sequential decline was primarily driven by decreases in commercial money market account balances as well as consumer savings and demand deposit account balances, partially offset by higher commercial demand deposit account balances and consumer money market account balances. Year-over-year performance was primarily driven by lower commercial demand deposit and money market account balances, largely offset by higher commercial interest checking deposit and consumer money market account balances. Other time deposits decreased by 1 percent sequentially and 7 percent year-over-year.

Average total commercial transaction deposits of $42 billion decreased 1 percent sequentially and 5 percent from the third quarter of 2016. Average total consumer transaction deposits of $53 billion decreased 1 percent sequentially and increased 4 percent from the third quarter of 2016.

Wholesale Funding

($ in millions)	For the Three Months Ended					% Change
	September 2017	June 2017	March 2017	December 2016	September 2016	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$2,625	$2,623	$2,579	$2,539	$2,768	—	(5%)
Other deposits	560	264	162	115	749	NM	(25%)
Federal funds purchased	675	311	639	280	446	NM	51%
Other short-term borrowings	4,212	4,194	1,893	1,908	2,171	—	94%
Long-term debt	13,457	13,273	13,856	15,173	16,102	1%	(16%)

Total average wholesale funding	$21,529	$20,665	$19,129	$20,015	$22,236	4%	(3%)

Average wholesale funding of $21.5 billion increased $864 million, or 4 percent, sequentially and decreased $707 million, or 3 percent, compared with the third quarter of 2016. The sequential increase in average wholesale funding was primarily driven by an increase in federal funds purchased and other borrowings to offset a decline in core deposits, as well as the full quarter’s impact of $700 million of 5-year holding company debt issued in June of 2017. The year-over-year decrease in wholesale funding was primarily driven by lower long-term debt balances concurrent with declining asset balances.

Noninterest Income

($ in millions)	For the Three Months Ended					% Change
	September 2017	June 2017	March 2017	December 2016	September 2016	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$138	$139	$138	$141	$143	(1%)	(3%)
Corporate banking revenue	101	101	74	101	111	—	(9%)
Mortgage banking net revenue	63	55	52	65	66	15%	(5%)
Wealth and asset management revenue	102	103	108	100	101	(1%)	1%
Card and processing revenue	79	79	74	79	79	—	—
Other noninterest income	1,076	85	77	137	336	NM	NM
Securities gains (losses), net	—	—	—	(3)	4	NM	(100%)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	2	2	—	—	—	—	NM

Total noninterest income	$1,561	$564	$523	$620	$840	NM	86%

Noninterest income of $1.6 billion increased $997 million sequentially and increased $721 million compared with prior year results. The sequential and year-over-year comparisons reflect the impacts described below.

Noninterest Income excluding certain items

($ in millions)	For the Three Months Ended			% Change
	September 2017	June 2017	September 2016	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$1,561	$564	$840
Valuation of Visa total return swap	47	9	12
Gain on sale of Vantiv shares	(1,037)	—	—
Branch / land impairment charge	—	—	28
Transfer of certain nonconforming investments under Volcker to HFS	—	—	9
Vantiv warrant valuation	—	—	2
Gain on sale of a non-branch facility	—	—	(11)
Gain from termination and settlement of Vantiv TRA and the expected obligation to terminate and settle the remaining TRA cash flows upon exercise of put or call options	—	—	(280)
Securities (gains) / losses	—	—	(4)

Noninterest income excluding certain items(b)	$571	$573	$596	—	(4%)

Excluding the items in the table above, noninterest income of $571 million was flat from the previous quarter and decreased 4 percent, from the third quarter of 2016. The sequential performance was primarily driven by decreases in service charges on deposits, wealth and asset management revenue, and other noninterest income, offset by an increase in mortgage banking net revenue. The year-over-year decrease was driven by declines in corporate banking revenue and service charges on deposits.

Corporate banking revenue of $101 million was flat sequentially and decreased 9 percent from the third quarter of 2016. The sequential performance was primarily driven by increases in institutional sales revenue and foreign exchange revenue, partially offset by decreases in lease syndication and remarketing fees. The year-over-year decrease was primarily driven by a decline in lease remarketing fees.

Mortgage Banking Net Revenue

($ in millions)	For the Three Months Ended					% Change
	September 2017	June 2017	March 2017	December 2016	September 2016	Seq	Yr/Yr
Mortgage Banking Net Revenue
Origination fees and gains on loan sales	$40	$37	$29	$30	$61	8%	(34%)
Net mortgage servicing revenue:
Gross mortgage servicing fees	56	49	47	48	49	14%	14%
MSR amortization	—	—	—	(35)	(35)	NM	NM
Net valuation adjustments on MSRs and free-standing derivatives purchased to economically hedge MSRs	(33)	(31)	(24)	22	(9)	6%	NM

Net mortgage servicing revenue	23	18	23	35	5	28%	NM

Total mortgage banking net revenue	$63	$55	$52	$65	$66	15%	(5%)

Mortgage banking net revenue was $63 million in the third quarter of 2017, up $8 million from the second quarter of 2017 and down $3 million from the third quarter of 2016. The sequential increase was driven by higher gross mortgage servicing fees. The year-over-year decrease was driven by lower origination fees and gains on loans, partially offset by higher gross mortgage servicing fees. Originations of $2.1 billion in the current quarter decreased 6 percent sequentially and decreased 26 percent from the third quarter of 2016.

Wealth and asset management revenue of $102 million decreased 1 percent from the second quarter of 2017 and increased 1 percent from the third quarter of 2016. The sequential decrease was primarily driven by lower brokerage revenue, partially offset by higher personal asset management revenue. The year-over-year increase was primarily driven by higher personal asset management revenue.

Card and processing revenue of $79 million in the third quarter of 2017 was flat both sequentially and from the third quarter of 2016.The sequential and year-over-year performance reflected increased credit card spend volume, offset by higher rewards.

Other noninterest income totaled $1.1 billion in the third quarter of 2017, compared with $85 million in the previous quarter and $336 million in the third quarter of 2016. The reported results included Vantiv-related transactions and adjustments, the valuation of the Visa total return swap, and other items as shown in the table on page 8. For the third quarter of 2017, excluding these items, other noninterest income of $86 million decreased approximately $8 million, or 9 percent, from the second quarter of 2017 and decreased $10 million, or 10 percent, from the third quarter of 2016.

Net gains/losses on investment securities were immaterial in the third quarter of 2017 and second quarter of 2017, compared with a $4 million net gain in the third quarter of 2016. Net gains on securities held as non-qualifying hedges for the MSR portfolio were $2 million in the third quarter of 2017 and second quarter of 2017.

Noninterest Expense

($ in millions)	For the Three Months Ended					% Change
	September 2017	June 2017	March 2017	December 2016	September 2016	Seq	Yr/Yr
Noninterest Expense
Salaries, wages and incentives	$407	$397	$411	$403	$400	3%	2%
Employee benefits	77	86	111	76	78	(10%)	(1%)
Net occupancy expense	74	70	78	73	73	6%	1%
Technology and communications	62	57	58	56	62	9%	—
Equipment expense	30	29	28	29	29	3%	3%
Card and processing expense	32	33	30	31	30	(3%)	7%
Other noninterest expense	293	285	270	292	301	3%	(3%)

Total noninterest expense	$975	$957	$986	$960	$973	2%	—

Noninterest expense of $975 million increased $18 million, or 2 percent, compared with the second quarter of 2017, and was flat compared with the third quarter of 2016. The sequential increase was driven by higher salaries, wages and incentives, technology and communications expense, and additional marketing expense included in other noninterest expense, partially offset by lower employee benefits expense. The year-over-year performance was impacted by higher salaries, wages and incentives, offset by lower other noninterest expense.

Credit Quality

($ in millions)	For the Three Months Ended
	September 2017	June 2017	March 2017	December 2016	September 2016
Total net losses charged-off
Commercial and industrial loans	($27)	($18)	($36)	($25)	($61)
Commercial mortgage loans	(3)	(5)	(5)	(2)	(2)
Commercial construction loans	—	—	—	—	—
Commercial leases	—	(1)	(1)	(1)	—
Residential mortgage loans	1	(2)	(5)	(2)	(2)
Home equity	(3)	(5)	(6)	(6)	(7)
Automobile loans	(8)	(6)	(11)	(11)	(9)
Credit card	(20)	(22)	(22)	(19)	(20)
Other consumer loans and leases	(8)	(5)	(3)	(7)	(6)

Total net losses charged-off	($68)	($64)	($89)	($73)	($107)

Total losses charged-off	($85)	($95)	($107)	($97)	($137)
Total recoveries of losses previously charged-off	17	31	18	24	30

Total net losses charged-off	($68)	($64)	($89)	($73)	($107)
Ratios (annualized)
Net losses charged-off as a percent of average portfolio loans and leases (excluding held for sale)	0.29%	0.28%	0.40%	0.31%	0.45%
Commercial	0.21%	0.17%	0.29%	0.20%	0.43%
Consumer	0.43%	0.46%	0.56%	0.49%	0.49%

Net charge-offs were $68 million, or 29 bps of average portfolio loans and leases on an annualized basis, in the third quarter of 2017 compared with net charge-offs of $64 million, or 28 bps, in the second quarter of 2017 and $107 million, or 45 bps, in the third quarter of 2016.

Commercial net charge-offs of $30 million, or 21 bps, increased $6 million sequentially. This primarily reflected a $9 million increase in net charge-offs of C&I loans, partially offset by a $2 million decrease in net charge-offs of commercial mortgage loans.

Consumer net charge-offs of $38 million, or 43 bps, decreased $2 million sequentially. Compared with the previous quarter, net charge-offs on residential mortgage loans decreased $3 million. Net charge-offs on the home equity portfolio decreased $2 million from the previous quarter. Net charge-offs on the auto portfolio increased $2 million from the previous quarter. Net charge-offs on credit card loans decreased $2 million from the previous quarter. Net charge-offs on other consumer loans increased $3 million sequentially.

($ in millions)	For the Three Months Ended
	September 2017	June 2017	March 2017	December 2016	September 2016
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,226	$1,238	$1,253	$1,272	$1,299
Total net losses charged-off	(68)	(64)	(89)	(73)	(107)
Provision for loan and lease losses	67	52	74	54	80
Deconsolidation of a variable interest entity	(20)	—	—	—	—

Allowance for loan and lease losses, ending	$1,205	$1,226	$1,238	$1,253	$1,272

Reserve for unfunded commitments, beginning	$162	$159	$161	$162	$151
Provision for unfunded commitments	(5)	3	(2)	(1)	11

Reserve for unfunded commitments, ending	$157	$162	$159	$161	$162

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,205	$1,226	$1,238	$1,253	$1,272
Reserve for unfunded commitments	157	162	159	161	162

Total allowance for credit losses	$1,362	$1,388	$1,397	$1,414	$1,434
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.31%	1.34%	1.35%	1.36%	1.37%
As a percent of nonperforming loans and leases(f)	238%	200%	188%	190%	212%
As a percent of nonperforming assets(f)	217%	185%	172%	170%	182%

As of quarter end, the allowance for loan and lease loss ratio represented 1.31 percent of total portfolio loans and leases outstanding, compared with 1.34 percent last quarter, and represented 238 percent of nonperforming loans and leases, and 217 percent of nonperforming assets.

The provision for loan and lease losses totaled $67 million in the third quarter of 2017, up $15 million sequentially. An increase in period end loan balances contributed to the increase in provision. Provision expense decreased $13 million from the third quarter of 2016.

($ in millions)	As of
	September 2017	June 2017	March 2017	December 2016	September 2016
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$144	$225	$251	$302	$235
Commercial mortgage loans	14	15	21	27	31
Commercial construction loans	—	—	—	—	—
Commercial leases	1	1	—	2	—
Residential mortgage loans	19	19	21	17	19
Home equity	56	52	53	55	59

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$234	$312	$346	$403	$344
Nonaccrual restructured portfolio commercial loans and leases(g)	214	244	251	192	194
Nonaccrual restructured portfolio consumer loans and leases	58	58	60	65	63

Total nonaccrual portfolio loans and leases	$506	$614	$657	$660	$601
Repossessed property	10	11	14	15	13
OREO	39	37	50	63	84

Total nonperforming portfolio assets(f)	$555	$662	$721	$738	$698
Nonaccrual loans held for sale	18	7	7	4	91
Nonaccrual restructured loans held for sale	2	1	2	9	9

Total nonperforming assets	$575	$670	$730	$751	$798

Restructured Portfolio consumer loans and leases (accrual)	$929	$933	$950	$959	$972
Restructured Portfolio commercial loans and leases (accrual)(g)	$232	$224	$277	$321	$408

Total loans and leases 30-89 days past due (accrual)	$252	$190	$180	$231	$205
Total loans and leases 90 days past due (accrual)	$77	$75	$75	$84	$76
Nonperforming portfolio loans and leases as a percent of portfolio loans, leases and other assets, including OREO(f)	0.55%	0.67%	0.72%	0.72%	0.64%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(f)	0.60%	0.72%	0.79%	0.80%	0.75%

Total nonperforming portfolio assets decreased $107 million, or 16 percent, from the previous quarter to $555 million. Portfolio nonperforming loans and leases (NPLs) at quarter-end decreased $108 million from the previous quarter to $506 million. NPLs as a percent of total loans, leases and OREO at quarter end decreased 12 bps from the previous quarter to 0.55 percent.

Commercial portfolio NPLs decreased $112 million from last quarter to $373 million, or 0.66 percent of commercial portfolio loans, leases and OREO. Consumer portfolio NPLs increased $4 million from last quarter to $133 million, or 0.37 percent of consumer portfolio loans, leases and OREO.

OREO balances increased $2 million from the prior quarter to $39 million, and included $18 million in commercial OREO and $21 million in consumer OREO. Repossessed personal property decreased $1 million from the prior quarter to $10 million.

Loans over 90 days past due and still accruing increased $2 million from the second quarter of 2017 at $77 million. Loans 30-89 days past due of $252 million increased $62 million from the previous quarter.

Capital and Liquidity Position

	For the Three Months Ended
	September 2017	June 2017	March 2017	December 2016	September 2016
Capital Position
Average total Bancorp shareholders’ equity to average assets	11.93%	11.84%	11.72%	11.66%	11.83%
Tangible equity(b)	9.84%	9.98%	10.12%	9.82%	9.73%
Tangible common equity (excluding unrealized gains/losses)(b)	8.89%	9.02%	9.15%	8.87%	8.78%
Tangible common equity (including unrealized gains/losses)(b)	9.00%	9.12%	9.20%	8.91%	9.24%

Regulatory capital ratios:
CET1 capital(c)	10.59%	10.63%	10.76%	10.39%	10.17%
Tier I risk-based capital(c)	11.72%	11.76%	11.90%	11.50%	11.27%
Total risk-based capital(c)	15.16%	15.22%	15.45%	15.02%	14.88%
Tier I leverage	9.97%	10.07%	10.15%	9.90%	9.80%

CET1 capital (fully phased-in)(b)(c)	10.47%	10.52%	10.66%	10.29%	10.09%

Book value per share	$21.30	$20.42	$20.13	$19.82	$20.44
Tangible book value per share(b)	$17.86	$17.11	$16.89	$16.60	$17.22

Modified liquidity coverage ratio (LCR)(h)	124%	115%	119%	128%	115%

Capital ratios remained strong during the quarter. The CET1 ratio was 10.59 percent, the tangible common equity to tangible assets ratio(b) was 8.89 percent (excluding unrealized gains/losses), and 9.00 percent (including unrealized gains/losses). The Tier I risk-based capital ratio was 11.72 percent, the Total risk-based capital ratio was 15.16 percent, and the Tier I leverage ratio was 9.97 percent.

Book value per share at September 30, 2017 was $21.30 and tangible book value per share(b) was $17.86, compared with the June 30, 2017 book value per share of $20.42 and tangible book value per share(b) of $17.11.

Fifth Third entered into or completed multiple share repurchases during the quarter. Below is a summary of those share repurchases.

•	On July 31, 2017, Fifth Third settled the forward contract related to the April 26, 2017 $342 million share repurchase agreement. An additional 2.2 million shares were repurchased in connection with the completion of this agreement.

•	On August 17, 2017, Fifth Third initially settled a share repurchase agreement whereby Fifth Third would purchase $990 million of its outstanding stock. This reduced third quarter common shares outstanding by 31.5 million shares. Settlement of the forward contract related to this agreement is expected to occur on or before December 18, 2017.

In total, common shares outstanding decreased by approximately 33.4 million shares in the third quarter of 2017 from the second quarter of 2017.

Tax Rate

The effective tax rate was 31.9 percent in the third quarter of 2017 compared with 25.9 percent in the second quarter of 2017 and 25.6 percent in the third quarter of 2016. The sequential and year-over-year increase was primarily driven by the impact of the Vantiv sale during the quarter.

Other

On August 9, 2017, Fifth Third Bank exchanged 19.79 million of its Class B Units in Vantiv Holding, LLC for 19.79 million shares of Vantiv, Inc.’s Class A common stock, and Vantiv, Inc. repurchased such newly issued shares of Class A common stock from Fifth Third Bank. During the third quarter, Fifth Third recognized a pre-tax gain of $1.037 billion related to the sale. For more detail on the transaction see the Form 8-K dated August 8, 2017.

Fifth Third Bank owns approximately 15 million units representing an 8.6 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm. Based upon Vantiv’s closing price of $70.47 on September 30, 2017, our interest in Vantiv was valued at approximately $1.1 billion. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available after the conference call until approximately November 7, 2017 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 44813627#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of September 30, 2017, the Company had $142 billion in assets and operates 1,155 full-service Banking Centers, and 2,465 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to more than 45,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third also has an 8.6% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2017, had $348 billion in assets under care, of which it managed $36 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Earnings Release End Notes

(a)	Assumes a 35% tax rate.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets used in the calculation of the tier I risk-based capital and common equity tier 1 ratios. Current period regulatory capital ratios are estimated.
(d)	Average common shares outstanding – diluted were adjusted for the three months ended September 30,2016 related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.
(e)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.
(f)	Excludes nonaccrual loans in loans held for sale.
(g)	As of June 30, 2017, March 31, 2017 and December 31, 2016, excludes $7 million of restructured accruing loans and $19 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party. As of September 30, 2016, excludes $7 million of restructured accruing loans and $20 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party.
(h)	The Bancorp became subject to the Modified LCR regulations effective January 1, 2016. Current period LCR is estimated.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “anticipates,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated from time to time by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. There is a risk that additional information may become known during the company’s quarterly closing process or as a result of subsequent events that could affect the accuracy of the statements and financial information contained herein.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic or real estate market conditions, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, weaken or are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) changes in customer preferences or information technology systems; (12) effects of critical accounting policies and judgments; (13) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (14) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (15) ability to maintain favorable ratings from rating agencies; (16) failure of models or risk management systems or controls; (17) fluctuation of Fifth Third’s stock price; (18) ability to attract and retain key personnel; (19) ability to receive dividends from its subsidiaries; (20) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (21) declines in the value of Fifth Third’s goodwill or other intangible assets; (22) effects of accounting or financial results of one or more acquired entities; (23) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv Holding, LLC; (24) loss of income from any sale or potential sale of businesses (25) difficulties in separating the operations of any branches or other assets divested; (26) losses or adverse impacts on the carrying values of branches and long-lived assets in connection with their sales or anticipated sales; (27) inability to achieve expected benefits from branch consolidations and planned sales within desired timeframes, if at all; (28) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (29) the negotiation and (if any) implementation by Vantiv, Inc. and/or Worldpay Group plc of the potential acquisition of Worldpay Group plc by Vantiv, Inc. and such other actions as Vantiv, Inc. and Worldpay Group plc may take in furtherance thereof; and (30) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

In this release, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of these non-GAAP measures and reconciliation to the most directly comparable GAAP measures beginning on page 31.

# # #

Quarterly Financial Review for September 30, 2017

Table of Contents

Financial Highlights	18-19
Consolidated Statements of Income	20
Consolidated Balance Sheets	21-22
Consolidated Statements of Changes in Equity	23
Average Balance Sheet and Yield Analysis	24-26
Summary of Loans and Leases	27
Regulatory Capital	28
Summary of Credit Loss Experience	29
Asset Quality	30
Regulation G Non-GAAP Reconciliation	31-32
Segment Presentation	33

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% / bps Change		Year to Date		% / bps Change
	September 2017	June 2017	September 2016(k)	Seq	Yr/Yr	September 2017	September 2016(k)	Yr/Yr
Income Statement Data
Taxable equivalent net interest income(c)	$977	$945	$913	3%	7%	$2,861	$2,730	5%
Noninterest income	1,561	564	840	NM	86%	2,648	2,075	28%
Taxable equivalent total revenue	2,538	1,509	1,753	68%	45%	5,509	4,805	15%
Provision for loan and lease losses	67	52	80	29%	(16%)	193	289	(33%)
Noninterest expense	975	957	973	2%	—	2,918	2,942	(1%)
Net income attributable to Bancorp	1,014	367	516	NM	97%	1,685	1,170	44%
Net income available to common shareholders	999	344	501	NM	99%	1,633	1,118	46%

Earnings Per Share Data
Net income allocated to common shareholders	$989	$340	$496	NM	99%	$1,615	$1,106	46%
Average common shares outstanding (in thousands):
Basic	721,280	741,401	750,886	(3%)	(4%)	736,686	761,148	(3%)
Diluted	733,285	752,328	757,856	(3%)	(3%)	748,707	766,776	(2%)
Earnings per share, basic	$1.37	$0.46	$0.66	NM	NM	$2.19	$1.45	51%
Earnings per share, diluted	1.35	0.45	0.65	NM	NM	2.16	1.44	50%

Common Share Data
Cash dividends per common share	$0.16	$0.14	$0.13	14%	23%	$0.44	$0.39	13%
Book value per share	21.30	20.42	20.44	4%	4%	21.30	20.44	4%
Market price per share	27.98	25.96	20.46	8%	37%	27.98	20.46	37%
Common shares outstanding (in thousands)	705,474	738,873	755,582	(5%)	(7%)	705,474	755,582	(7%)
Market capitalization	$19,739	$19,181	$15,459	3%	28%	$19,739	$15,459	28%

Financial Ratios
Return on average assets	2.85%	1.05%	1.44%	180	141	1.60%	1.10%	50
Return on average common equity	25.6%	9.0%	12.8%	1,660	1,280	14.3%	9.8%	451
Return on average tangible common equity(a)(c)	30.4%	10.7%	15.2%	1,970	1,520	17.0%	11.6%	540
Noninterest income as a percent of total revenue	62%	37%	48%	2,500	1,400	48%	43%	500
Dividend payout ratio	11.7%	30.4%	19.7%	(1,870)	(800)	20.1%	26.9%	(680)
Average total Bancorp shareholders’ equity as a percent of average assets	11.93%	11.84%	11.83%	9	10	11.83%	11.67%	16
Tangible common equity(b)(c)	8.89%	9.02%	8.78%	(13)	11	8.89%	8.78%	11
Taxable equivalent net interest margin(c)	3.07%	3.01%	2.88%	6	19	3.03%	2.88%	15
Taxable equivalent efficiency(c)	38.4%	63.4%	55.5%	(2,500)	(1,710)	53.0%	61.2%	(820)
Effective tax rate	31.9%	25.9%	25.6%	600	630	29.2%	25.0%	420

Credit Quality
Net losses charged-off	$68	$64	$107	(6%)	(36%)	$221	$289	(24%)
Net losses charged-off as a percent of average portfolio loans and leases	0.29%	0.28%	0.45%	1	(16)	0.32%	0.41%	(9)
ALLL as a percent of portfolio loans and leases	1.31%	1.34%	1.37%	(3)	(6)	1.31%	1.37%	(6)
Allowance for credit losses as a percent of portfolio loans and leases(j)	1.48%	1.52%	1.54%	(4)	(6)	1.48%	1.54%	(6)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(d)	0.60%	0.72%	0.75%	(12)	(15)	0.60%	0.75%	(15)

Average Balances
Loans and leases, including held for sale	$92,617	$92,653	$94,417	—	(2%)	$92,686	$94,434	(2%)
Total securities and other short-term investments	33,826	33,481	31,675	1%	7%	33,497	31,763	5%
Total assets	140,992	140,344	142,726	—	(1%)	140,495	142,410	(1%)
Transaction deposits(e)	94,927	95,825	94,855	(1%)	—	95,916	94,821	1%
Core deposits(f)	98,649	99,570	98,875	(1%)	—	99,680	98,854	1%
Wholesale funding(g)	21,529	20,665	22,236	4%	(3%)	20,450	22,418	(9%)
Bancorp shareholders’ equity	16,820	16,615	16,883	1%	—	16,623	16,615	—

Capital and Liquidity Ratios(h)
CET1 capital(i)	10.59%	10.63%	10.17%	(4)	42	10.59%	10.17%	42
Tier I risk-based capital(i)	11.72%	11.76%	11.27%	(4)	45	11.72%	11.27%	45
Total risk-based capital(i)	15.16%	15.22%	14.88%	(6)	28	15.16%	14.88%	28
Tier I leverage	9.97%	10.07%	9.80%	(10)	17	9.97%	9.80%	17
CET1 capital (fully phased-in)(i)(c)	10.47%	10.52%	10.09%	(5)	38	10.47%	10.09%	38
Modified liquidity coverage ratio (LCR)	124%	115%	115%	8%	8%	124%	115%	8%

Operations
Banking centers	1,155	1,157	1,191	—	(3%)	1,155	1,191	(3%)
ATMs	2,465	2,461	2,497	—	(1%)	2,465	2,497	(1%)
Full-time equivalent employees	17,797	17,744	18,072	—	(2%)	17,797	18,072	(2%)

(a)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(b)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(d)	Excludes nonaccrual loans held for sale.
(e)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(f)	Includes transaction deposits plus other time deposits.
(g)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(h)	Current period regulatory capital and liquidity ratios are estimates.
(i)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(j)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(k)	Net tax deficiencies of $6 million were reclassified from capital surplus to applicable income tax expense for the nine months ended September 30, 2016, and average common shares outstanding – diluted were adjusted for both the three and nine months ended September 30, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	September 2017	June 2017	March 2017	December 2016	September 2016(k)
Income Statement Data
Taxable equivalent net interest income(c)	$977	$945	$939	$909	$913
Noninterest income	1,561	564	523	620	840
Taxable equivalent total revenue	2,538	1,509	1,462	1,529	1,753
Provision for loan and lease losses	67	52	74	54	80
Noninterest expense	975	957	986	960	973
Net income attributable to Bancorp	1,014	367	305	395	516
Net income available to common shareholders	999	344	290	372	501

Earnings Per Share Data
Net income allocated to common shareholders	$989	$340	$286	$368	$496
Average common shares outstanding (in thousands):
Basic	721,280	741,401	747,668	746,367	750,886
Diluted	733,285	752,328	760,809	757,704	757,856
Earnings per share, basic	$1.37	$0.46	$0.38	$0.49	0.66
Earnings per share, diluted	1.35	0.45	0.38	0.49	0.65

Common Share Data
Cash dividends per common share	$0.16	$0.14	$0.14	$0.14	$0.13
Book value per share	21.30	20.42	20.13	19.82	20.44
Market price per share	27.98	25.96	25.40	26.97	20.46
Common shares outstanding (in thousands)	705,474	738,873	750,145	750,479	755,582
Market capitalization	$19,739	$19,181	$19,054	$20,240	$15,459

Financial Ratios
Return on average assets	2.85%	1.05%	0.88%	1.11%	1.44%
Return on average common equity	25.6%	9.0%	7.8%	9.7%	12.8%
Return on average tangible common equity(a)(c)	30.4%	10.7%	9.3%	11.6%	15.2%
Noninterest income as a percent of total revenue	62%	37%	36%	41%	48%
Dividend payout ratio	11.7%	30.4%	36.8%	28.6%	19.7%
Average total Bancorp shareholders’ equity as a percent of average assets	11.93%	11.84%	11.72%	11.66%	11.83%
Tangible common equity(b)(c)	8.89%	9.02%	9.15%	8.87%	8.78%
Taxable equivalent net interest margin(c)	3.07%	3.01%	3.02%	2.86%	2.88%
Taxable equivalent efficiency ratio(c)	38.4%	63.4%	67.4%	62.8%	55.5%
Effective tax rate	31.9%	25.9%	22.9%	22.6%	25.6%

Credit Quality
Net losses charged-off	$68	$64	$89	$73	$107
Net losses charged-off as a percent of average portfolio loans and leases	0.29%	0.28%	0.40%	0.31%	0.45%
ALLL as a percent of portfolio loans and leases	1.31%	1.34%	1.35%	1.36%	1.37%
Allowance for credit losses as a percent of portfolio loans and leases(j)	1.48%	1.52%	1.52%	1.54%	1.54%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(d)	0.60%	0.72%	0.79%	0.80%	0.75%

Average Balances
Loans and leases, including held for sale	$92,617	$92,653	$92,791	$93,981	$94,417
Total securities and other short-term investments	33,826	33,481	33,177	32,567	31,675
Total assets	140,992	140,344	140,140	141,837	142,726
Transaction deposits(e)	94,927	95,825	97,018	97,008	94,855
Core deposits(f)	98,649	99,570	100,845	100,949	98,875
Wholesale funding(g)	21,529	20,665	19,129	20,015	22,236
Bancorp shareholders’ equity	16,820	16,615	16,429	16,545	16,883

Capital and Liquidity Ratios(h)
CET1 capital(i)	10.59%	10.63%	10.76%	10.39%	10.17%
Tier I risk-based capital(i)	11.72%	11.76%	11.90%	11.50%	11.27%
Total risk-based capital(i)	15.16%	15.22%	15.45%	15.02%	14.88%
Tier I leverage	9.97%	10.07%	10.15%	9.90%	9.80%
CET1 capital (fully phased-in)(i)(c)	10.47%	10.52%	10.66%	10.29%	10.09%
Modified liquidity coverage ratio (LCR)	124%	115%	119%	128%	115%

Operations
Banking centers	1,155	1,157	1,155	1,191	1,191
ATMs	2,465	2,461	2,471	2,495	2,497
Full-time equivalent employees	17,797	17,744	17,763	17,844	18,072

(a)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(b)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(d)	Excludes nonaccrual loans held for sale.
(e)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(f)	Includes transaction deposits plus other time deposits.
(g)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(h)	Current period regulatory capital and liquidity ratios are estimates.
(i)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(j)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(k)	Average common shares outstanding – diluted were adjusted for the three months ended September 30, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	September 2017	June 2017	September 2016	Seq	Yr/Yr	September 2017	September 2016(a)	Yr/Yr
Interest Income
Interest and fees on loans and leases	$899	$858	$816	5%	10%	$2,595	$2,429	7%
Interest on securities	249	245	239	2%	4%	739	707	5%
Interest on other short-term investments	4	3	2	33%	100%	10	6	67%

Total interest income	1,152	1,106	1,057	4%	9%	3,344	3,142	6%

Interest Expense
Interest on deposits	73	65	51	12%	43%	197	151	30%
Interest on federal funds purchased	2	1	—	100%	NM	4	2	100%
Interest on other short-term borrowings	12	10	2	20%	NM	24	8	NM
Interest on long-term debt	95	91	97	4%	(2%)	277	269	3%

Total interest expense	182	167	150	9%	21%	502	430	17%

Net Interest Income	970	939	907	3%	7%	2,842	2,712	5%

Provision for loan and lease losses	67	52	80	29%	(16%)	193	289	(33%)

Net Interest Income After Provision for Loan and Lease Losses	903	887	827	2%	9%	2,649	2,423	9%

Noninterest Income
Service charges on deposits	138	139	143	(1%)	(3%)	415	417	—
Corporate banking revenue	101	101	111	—	(9%)	276	330	(16%)
Mortgage banking net revenue	63	55	66	15%	(5%)	170	219	(22%)
Wealth and asset management revenue	102	103	101	(1%)	1%	313	304	3%
Card and processing revenue	79	79	79	—	—	232	240	(3%)
Other noninterest income	1,076	85	336	NM	NM	1,237	552	NM
Securities gains, net	—	—	4	NM	(100%)	1	13	(92%)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	2	2	—	—	NM	4	—	NM

Total noninterest income	1,561	564	840	NM	86%	2,648	2,075	28%

Noninterest Expense
Salaries, wages and incentives	407	397	400	3%	2%	1,215	1,209	—
Employee benefits	77	86	78	(10%)	(1%)	274	263	4%
Net occupancy expense	74	70	73	6%	1%	221	226	(2%)
Technology and communications	62	57	62	9%	—	177	178	(1%)
Equipment expense	30	29	29	3%	3%	88	89	(1%)
Card and processing expense	32	33	30	(3%)	7%	95	101	(6%)
Other noninterest expense	293	285	301	3%	(3%)	848	876	(3%)

Total noninterest expense	975	957	973	2%	—	2,918	2,942	(1%)

Income Before Income Taxes	1,489	494	694	NM	NM	2,379	1,556	53%
Applicable income tax expense	475	127	178	NM	NM	694	390	78%

Net Income	1,014	367	516	NM	97%	1,685	1,166	45%
Less: Net income attributable to noncontrolling interests	—	—	—	NM	NM	—	(4)	(100%)

Net Income Attributable to Bancorp	1,014	367	516	NM	97%	1,685	1,170	44%
Dividends on preferred stock	15	23	15	(35%)	—	52	52	—

Net Income Available to Common Shareholders	$999	$344	$501	NM	99%	$1,633	$1,118	46%

(a)	Net tax deficiencies of $6 million were reclassified from capital surplus to applicable income tax expense for the nine months ended September 30, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	September 2017	June 2017	September 2016(d)	Seq	Yr/Yr
Assets
Cash and due from banks	$2,205	$2,203	$2,164	—	2%
Available-for-sale and other securities(a)	31,480	31,823	30,689	(1%)	3%
Held-to-maturity securities(b)	25	26	56	(4%)	(55%)
Trading securities	850	842	431	1%	97%
Other short-term investments	3,298	2,163	2,995	52%	10%
Loans held for sale	711	766	1,060	(7%)	(33%)
Portfolio loans and leases:
Commercial and industrial loans	41,011	40,914	42,727	—	(4%)
Commercial mortgage loans	6,863	6,868	6,856	—	—
Commercial construction loans	4,652	4,366	3,905	7%	19%
Commercial leases	4,043	4,157	3,995	(3%)	1%
Residential mortgage loans	15,588	15,460	14,643	1%	6%
Home equity	7,143	7,301	7,864	(2%)	(9%)
Automobile loans	9,236	9,318	10,349	(1%)	(11%)
Credit card	2,168	2,117	2,169	2%	—
Other consumer loans and leases	1,179	945	643	25%	83%

Portfolio loans and leases	91,883	91,446	93,151	—	(1%)
Allowance for loan and lease losses	(1,205)	(1,226)	(1,272)	(2%)	(5%)

Portfolio loans and leases, net	90,678	90,220	91,879	1%	(1%)
Bank premises and equipment	2,018	2,041	2,084	(1%)	(3%)
Operating lease equipment	663	719	771	(8%)	(14%)
Goodwill	2,423	2,423	2,416	—	—
Intangible assets	18	18	10	—	80%
Servicing rights	848	849	619	—	37%
Other assets	7,047	6,974	8,105	1%	(13%)

Total Assets	$142,264	$141,067	$143,279	1%	(1%)

Liabilities
Deposits:
Demand	$35,246	$34,965	$35,625	1%	(1%)
Interest checking	26,091	25,436	24,483	3%	7%
Savings	13,693	14,068	14,019	(3%)	(2%)
Money market	19,646	20,191	19,910	(3%)	(1%)
Foreign office	609	395	518	54%	18%
Other time	3,756	3,692	3,971	2%	(5%)
Certificates $100,000 and over	2,411	2,633	2,745	(8%)	(12%)
Other	—	500	—	(100%)	—

Total deposits	101,452	101,880	101,271	—	—
Federal funds purchased	118	117	126	1%	(6%)
Other short-term borrowings	5,688	5,389	3,494	6%	63%
Accrued taxes, interest and expenses	2,071	1,617	2,178	28%	(5%)
Other liabilities	2,516	2,162	2,516	16%	—
Long-term debt	14,039	13,456	16,890	4%	(17%)

Total Liabilities	125,884	124,621	126,475	1%	—

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,682	2,751	2,750	(3%)	(2%)
Retained earnings	14,748	13,862	13,175	6%	12%
Accumulated other comprehensive income	185	163	755	13%	(75%)
Treasury stock	(4,637)	(3,739)	(3,286)	24%	41%

Total Bancorp shareholders’ equity	16,360	16,419	16,776	—	(2%)
Noncontrolling interests	20	27	28	(26%)	(29%)

Total Equity	16,380	16,446	16,804	—	(3%)

Total Liabilities and Equity	$142,264	$141,067	$143,279	1%	(1%)

(a) Amortized cost	$31,114	$31,492	$29,486	(1%)	6%
(b) Market values	25	26	56	(4%)	(55%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	705,474	738,873	755,582	(5%)	(7%)
Treasury	218,419	185,020	168,310	18%	30%
(d)	Net tax deficiencies of $6 million were reclassified from capital surplus to applicable income tax expense at September 30, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	September 2017	June 2017	March 2017	December 2016	September 2016(d)
Assets
Cash and due from banks	$2,205	$2,203	$2,205	$2,392	$2,164
Available-for-sale and other securities(a)	31,480	31,823	31,531	31,183	30,689
Held-to-maturity securities(b)	25	26	26	26	56
Trading securities	850	842	689	410	431
Other short-term investments	3,298	2,163	1,644	2,754	2,995
Loans held for sale	711	766	616	751	1,060
Portfolio loans and leases:
Commercial and industrial loans	41,011	40,914	41,074	41,676	42,727
Commercial mortgage loans	6,863	6,868	6,924	6,899	6,856
Commercial construction loans	4,652	4,366	4,283	3,903	3,905
Commercial leases	4,043	4,157	4,092	3,974	3,995
Residential mortgage loans	15,588	15,460	15,336	15,051	14,643
Home equity	7,143	7,301	7,469	7,695	7,864
Automobile loans	9,236	9,318	9,572	9,983	10,349
Credit card	2,168	2,117	2,070	2,237	2,169
Other consumer loans and leases	1,179	945	808	680	643

Portfolio loans and leases	91,883	91,446	91,628	92,098	93,151
Allowance for loan and lease losses	(1,205)	(1,226)	(1,238)	(1,253)	(1,272)

Portfolio loans and leases, net	90,678	90,220	90,390	90,845	91,879
Bank premises and equipment	2,018	2,041	2,052	2,065	2,084
Operating lease equipment	663	719	702	738	771
Goodwill	2,423	2,423	2,419	2,416	2,416
Intangible assets	18	18	11	9	10
Servicing rights	848	849	776	744	619
Other assets	7,047	6,974	7,139	7,844	8,105

Total Assets	$142,264	$141,067	$140,200	$142,177	$143,279

Liabilities
Deposits:
Demand	$35,246	$34,965	$35,362	$35,782	$35,625
Interest checking	26,091	25,436	27,230	26,679	24,483
Savings	13,693	14,068	14,360	13,941	14,019
Money market	19,646	20,191	20,585	20,749	19,910
Foreign office	609	395	521	426	518
Other time	3,756	3,692	3,750	3,866	3,971
Certificates $100,000 and over	2,411	2,633	2,348	2,378	2,745
Other	—	500	—	—	—

Total deposits	101,452	101,880	104,156	103,821	101,271
Federal funds purchased	118	117	155	132	126
Other short-term borrowings	5,688	5,389	2,015	3,535	3,494
Accrued taxes, interest and expenses	2,071	1,617	1,655	1,800	2,178
Other liabilities	2,516	2,162	2,104	2,269	2,516
Long-term debt	14,039	13,456	13,658	14,388	16,890

Total Liabilities	125,884	124,621	123,743	125,945	126,475

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,682	2,751	2,803	2,756	2,750
Retained earnings	14,748	13,862	13,625	13,441	13,175
Accumulated other comprehensive income	185	163	68	59	755
Treasury stock	(4,637)	(3,739)	(3,448)	(3,433)	(3,286)

Total Bancorp shareholders’ equity	16,360	16,419	16,430	16,205	16,776
Noncontrolling interests	20	27	27	27	28

Total Equity	16,380	16,446	16,457	16,232	16,804

Total Liabilities and Equity	$142,264	$141,067	$140,200	$142,177	$143,279

(a) Amortized cost	$31,114	$31,492	$31,348	$31,024	$29,486
(b) Market values	25	26	26	26	56
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	705,474	738,873	750,145	750,479	755,582
Treasury	218,419	185,020	173,748	173,413	168,310
(d)	Net tax deficiencies of $6 million were reclassified from capital surplus to applicable income tax expense at September 30, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	September 2017	September 2016	September 2017	September 2016(a)
Total Equity, Beginning	$16,446	$16,754	$16,232	$15,870
Net income attributable to Bancorp	1,014	516	1,685	1,170
Other comprehensive income, net of tax:
Change in unrealized gains (losses):
Available-for-sale securities	23	(114)	132	527
Qualifying cash flow hedges	(2)	(22)	(9)	26
Change in accumulated other comprehensive income related to employee benefit plans	1	2	3	5

Comprehensive income	1,036	382	1,811	1,728

Cash dividends declared:
Common stock	(114)	(99)	(324)	(300)
Preferred stock	(15)	(15)	(52)	(52)
Impact of stock transactions under stock compensation plans, net	22	21	51	67
Shares acquired for treasury	(990)	(240)	(1,332)	(506)
Noncontrolling interest	(7)	—	(7)	(4)
Other	2	1	1	1

Total Equity, Ending	$16,380	$16,804	$16,380	$16,804

(a)	Net tax deficiencies of $6 million were reclassified from capital surplus to applicable income tax expense for the nine months ended September 30, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	September 2017	June 2017	September 2016	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,314	$41,656	$43,125	(1%)	(4%)
Commercial mortgage loans	6,814	6,861	6,891	(1%)	(1%)
Commercial construction loans	4,533	4,306	3,848	5%	18%
Commercial leases	4,079	4,039	3,963	1%	3%
Residential mortgage loans	16,206	16,024	15,346	1%	6%
Home equity	7,207	7,385	7,918	(2%)	(9%)
Automobile loans	9,267	9,410	10,508	(2%)	(12%)
Credit card	2,140	2,080	2,165	3%	(1%)
Other consumer loans and leases	1,057	892	653	18%	62%
Taxable securities	32,289	32,092	29,772	1%	8%
Tax exempt securities	65	68	76	(4%)	(14%)
Other short-term investments	1,472	1,321	1,827	11%	(19%)

Total interest-earning assets	126,443	126,134	126,092	—	—
Cash and due from banks	2,227	2,175	2,289	2%	(3%)
Other assets	13,532	13,272	15,644	2%	(14%)
Allowance for loan and lease losses	(1,210)	(1,237)	(1,299)	(2%)	(7%)

Total Assets	$140,992	$140,344	$142,726	—	(1%)

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$25,765	$26,014	$24,475	(1%)	5%
Savings deposits	13,889	14,238	14,232	(2%)	(2%)
Money market deposits	20,028	20,278	19,706	(1%)	2%
Foreign office deposits	395	380	524	4%	(25%)
Other time deposits	3,722	3,745	4,020	(1%)	(7%)
Certificates $100,000 and over	2,625	2,623	2,768	—	(5%)
Other deposits	560	264	749	NM	(25%)
Federal funds purchased	675	311	446	NM	51%
Other short-term borrowings	4,212	4,194	2,171	—	94%
Long-term debt	13,457	13,273	16,102	1%	(16%)

Total interest-bearing liabilities	85,328	85,320	85,193	—	—
Demand deposits	34,850	34,915	35,918	—	(3%)
Other liabilities	3,973	3,467	4,704	15%	(16%)

Total Liabilities	124,151	123,702	125,815	—	(1%)
Total Equity	16,841	16,642	16,911	1%	—

Total Liabilities and Equity	$140,992	$140,344	$142,726	—	(1%)

	For the Three Months Ended			bps Change
	September	June	September
	2017	2017	2016	Seq	Yr/Yr
Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.75%	3.60%	3.28%	15	47
Commercial mortgage loans(a)	3.85%	3.65%	3.31%	20	54
Commercial construction loans(a)	4.23%	4.01%	3.43%	22	80
Commercial leases(a)	2.70%	2.73%	2.64%	(3)	6
Residential mortgage loans	3.48%	3.54%	3.51%	(6)	(3)
Home equity	4.39%	4.20%	3.76%	19	63
Automobile loans	2.96%	2.87%	2.71%	9	25
Credit card	11.63%	10.95%	10.34%	68	129
Other consumer loans and leases	6.89%	6.63%	6.90%	26	(1)

Total loans and leases	3.88%	3.74%	3.46%	14	42
Taxable securities	3.06%	3.05%	3.18%	1	(12)
Tax exempt securities(a)	5.33%	5.10%	4.91%	23	42
Other short-term investments	1.16%	0.99%	0.44%	17	72

Total interest-earning assets	3.64%	3.54%	3.36%	10	28

Interest-bearing liabilities:
Interest checking deposits	0.44%	0.38%	0.23%	6	21
Savings deposits	0.06%	0.06%	0.04%	—	2
Money market deposits	0.39%	0.34%	0.27%	5	12
Foreign office deposits	0.21%	0.18%	0.17%	3	4
Other time deposits	1.23%	1.23%	1.24%	—	(1)
Certificates $100,000 and over	1.38%	1.36%	1.28%	2	10
Other deposits	1.16%	0.98%	0.41%	18	75
Federal funds purchased	1.16%	0.94%	0.40%	22	76
Other short-term borrowings	1.09%	0.93%	0.30%	16	79
Long-term debt	2.82%	2.76%	2.40%	6	42

Total interest-bearing liabilities	0.85%	0.79%	0.70%	6	15

Ratios:
Taxable equivalent net interest margin(b)	3.07%	3.01%	2.88%	6	19
Taxable equivalent net interest rate spread	2.79%	2.75%	2.66%	4	13
Interest-bearing liabilities to interest-earning assets	67.48%	67.64%	67.56%	(16)	(8)

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	September 2017	September 2016	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,619	$43,376	(4%)
Commercial mortgage loans	6,873	6,878	—
Commercial construction loans	4,277	3,567	20%
Commercial leases	4,008	3,914	2%
Residential mortgage loans	16,011	14,866	8%
Home equity	7,389	8,072	(8%)
Automobile loans	9,486	10,892	(13%)
Credit card	2,121	2,213	(4%)
Other consumer loans and leases	902	656	38%
Taxable securities	32,067	29,798	8%
Tax exempt securities	63	80	(21%)
Other short-term investments	1,367	1,885	(27%)

Total interest-earning assets	126,183	126,197	—
Cash and due from banks	2,202	2,284	(4%)
Other assets	13,343	15,218	(12%)
Allowance for loan and lease losses	(1,233)	(1,289)	(4%)

Total Assets	$140,495	$142,410	(1%)

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$26,176	$24,974	5%
Savings deposits	14,081	14,469	(3%)
Money market deposits	20,301	19,203	6%
Foreign office deposits	409	497	(18%)
Other time deposits	3,764	4,033	(7%)
Certificates $100,000 and over	2,609	2,801	(7%)
Other deposits	330	407	(19%)
Federal funds purchased	542	582	(7%)
Other short-term borrowings	3,441	3,160	9%
Long-term debt	13,528	15,468	(13%)

Total interest-bearing liabilities	85,181	85,594	—
Demand deposits	34,949	35,678	(2%)
Other liabilities	3,717	4,492	(17%)

Total Liabilities	123,847	125,764	(2%)
Total Equity	16,648	16,646	—

Total Liabilities and Equity	$140,495	$142,410	(1%)

	Year to Date		bps Change
	September 2017	September 2016	Yr/Yr
Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.61%	3.25%	36
Commercial mortgage loans(a)	3.68%	3.29%	39
Commercial construction loans(a)	4.01%	3.39%	62
Commercial leases(a)	2.71%	2.71%	—
Residential mortgage loans	3.53%	3.57%	(4)
Home equity	4.19%	3.79%	40
Automobile loans	2.88%	2.68%	20
Credit card	11.84%	10.48%	136
Other consumer loans and leases	6.70%	6.51%	19

Total loans and leases	3.77%	3.46%	31
Taxable securities	3.08%	3.16%	(8)
Tax exempt securities(a)	5.38%	4.43%	95
Other short-term investments	0.97%	0.43%	54

Total interest-earning assets	3.56%	3.35%	21

Interest-bearing liabilities:
Interest checking deposits	0.38%	0.23%	15
Savings deposits	0.06%	0.05%	1
Money market deposits	0.35%	0.26%	9
Foreign office deposits	0.17%	0.16%	1
Other time deposits	1.23%	1.23%	—
Certificates $100,000 and over	1.36%	1.28%	8
Other deposits	1.03%	0.41%	62
Federal funds purchased	0.94%	0.38%	56
Other short-term borrowings	0.92%	0.36%	56
Long-term debt	2.75%	2.33%	42

Total interest-bearing liabilities	0.79%	0.67%	12

Ratios:
Taxable equivalent net interest margin(b)	3.03%	2.88%	15
Taxable equivalent net interest rate spread	2.77%	2.68%	9
Interest-bearing liabilities to interest-earning assets	67.51%	67.83%	(32)

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	September 2017	June 2017	March 2017	December 2016	September 2016
Assets
Interest-earning assets:
Commercial and industrial loans	$41,314	$41,656	$41,892	$42,612	$43,125
Commercial mortgage loans	6,814	6,861	6,946	6,961	6,891
Commercial construction loans	4,533	4,306	3,987	3,890	3,848
Commercial leases	4,079	4,039	3,904	3,921	3,963
Residential mortgage loans	16,206	16,024	15,800	15,802	15,346
Home equity	7,207	7,385	7,581	7,779	7,918
Automobile loans	9,267	9,410	9,786	10,162	10,508
Credit card	2,140	2,080	2,141	2,180	2,165
Other consumer loans and leases	1,057	892	754	674	653
Taxable securities	32,289	32,092	31,815	30,677	29,772
Tax exempt securities	65	68	55	81	76
Other short-term investments	1,472	1,321	1,307	1,809	1,827

Total interest-earning assets	126,443	126,134	125,968	126,548	126,092
Cash and due from banks	2,227	2,175	2,205	2,358	2,289
Other assets	13,532	13,272	13,220	14,203	15,644
Allowance for loan and lease losses	(1,210)	(1,237)	(1,253)	(1,272)	(1,299)

Total Assets	$140,992	$140,344	$140,140	$141,837	$142,726

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$25,765	$26,014	$26,760	$25,644	$24,475
Savings deposits	13,889	14,238	14,117	13,979	14,232
Money market deposits	20,028	20,278	20,603	20,476	19,706
Foreign office deposits	395	380	454	497	524
Other time deposits	3,722	3,745	3,827	3,941	4,020
Certificates $100,000 and over	2,625	2,623	2,579	2,539	2,768
Other deposits	560	264	162	115	749
Federal funds purchased	675	311	639	280	446
Other short-term borrowings	4,212	4,194	1,893	1,908	2,171
Long-term debt	13,457	13,273	13,856	15,173	16,102

Total interest-bearing liabilities	85,328	85,320	84,890	84,552	85,193
Demand deposits	34,850	34,915	35,084	36,412	35,918
Other liabilities	3,973	3,467	3,710	4,300	4,704

Total Liabilities	124,151	123,702	123,684	125,264	125,815
Total Equity	16,841	16,642	16,456	16,573	16,911

Total Liabilities and Equity	$140,992	$140,344	$140,140	$141,837	$142,726

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	3.75%	3.60%	3.47%	3.33%	3.28%
Commercial mortgage loans(a)	3.85%	3.65%	3.54%	3.42%	3.31%
Commercial construction loans(a)	4.23%	4.01%	3.77%	3.50%	3.43%
Commercial leases(a)	2.70%	2.73%	2.70%	2.64%	2.64%
Residential mortgage loans	3.48%	3.54%	3.57%	3.48%	3.51%
Home equity	4.39%	4.20%	3.98%	3.73%	3.76%
Automobile loans	2.96%	2.87%	2.81%	2.80%	2.71%
Credit card	11.63%	10.95%	12.92%	7.30%	10.34%
Other consumer loans and leases	6.89%	6.63%	6.49%	6.73%	6.90%

Total loans and leases	3.88%	3.74%	3.69%	3.43%	3.46%
Taxable securities	3.06%	3.05%	3.11%	3.17%	3.18%
Tax exempt securities(a)	5.33%	5.10%	5.79%	4.76%	4.91%
Other short-term investments	1.16%	0.99%	0.73%	0.47%	0.44%

Total interest-earning assets	3.64%	3.54%	3.51%	3.33%	3.36%

Interest-bearing liabilities:
Interest checking deposits	0.44%	0.38%	0.31%	0.25%	0.23%
Savings deposits	0.06%	0.06%	0.05%	0.04%	0.04%
Money market deposits	0.39%	0.34%	0.32%	0.30%	0.27%
Foreign office deposits	0.21%	0.18%	0.13%	0.15%	0.17%
Other time deposits	1.23%	1.23%	1.23%	1.24%	1.24%
Certificates $100,000 and over	1.38%	1.36%	1.35%	1.35%	1.28%
Other deposits	1.16%	0.98%	0.64%	0.41%	0.41%
Federal funds purchased	1.16%	0.94%	0.70%	0.41%	0.40%
Other short-term borrowings	1.09%	0.93%	0.55%	0.36%	0.30%
Long-term debt	2.82%	2.76%	2.65%	2.42%	2.40%

Total interest-bearing liabilities	0.85%	0.79%	0.73%	0.70%	0.70%

Ratios:
Taxable equivalent net interest margin(b)	3.07%	3.01%	3.02%	2.86%	2.88%
Taxable equivalent net interest rate spread	2.79%	2.75%	2.78%	2.63%	2.66%
Interest-bearing liabilities to interest-earning assets	67.48%	67.64%	67.39%	66.81%	67.56%

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	September 2017	June 2017	March 2017	December 2016	September 2016
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,302	$41,601	$41,854	$42,548	$43,116
Commercial mortgage loans	6,807	6,845	6,941	6,957	6,888
Commercial construction loans	4,533	4,306	3,987	3,890	3,848
Commercial leases	4,072	4,036	3,901	3,921	3,962

Total commercial loans and leases	56,714	56,788	56,683	57,316	57,814
Consumer loans and leases:
Residential mortgage loans	15,523	15,417	15,200	14,854	14,455
Home equity	7,207	7,385	7,581	7,779	7,918
Automobile loans	9,267	9,410	9,786	10,162	10,508
Credit card	2,140	2,080	2,141	2,180	2,165
Other consumer loans and leases	1,055	892	755	673	651

Total consumer loans and leases	35,192	35,184	35,463	35,648	35,697

Total average portfolio loans and leases	$91,906	$91,972	$92,146	$92,964	$93,511

Average loans held for sale	$711	$681	$645	$1,017	$906

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,011	$40,914	$41,074	$41,676	$42,727
Commercial mortgage loans	6,863	6,868	6,924	6,899	6,856
Commercial construction loans	4,652	4,366	4,283	3,903	3,905
Commercial leases	4,043	4,157	4,092	3,974	3,995

Total commercial loans and leases	56,569	56,305	56,373	56,452	57,483
Consumer loans and leases:
Residential mortgage loans	15,588	15,460	15,336	15,051	14,643
Home equity	7,143	7,301	7,469	7,695	7,864
Automobile loans	9,236	9,318	9,572	9,983	10,349
Credit card	2,168	2,117	2,070	2,237	2,169
Other consumer loans and leases	1,179	945	808	680	643

Total consumer loans and leases	35,314	35,141	35,255	35,646	35,668

Total portfolio loans and leases	$91,883	$91,446	$91,628	$92,098	$93,151

Total loans held for sale	$711	$766	$616	$751	$1,060

Operating lease equipment	$663	$719	$702	$738	$771

Loans and leases serviced for others:(a)
Commercial and industrial loans	$449	$495	$515	$519	$544
Commercial mortgage loans	228	242	223	226	226
Commercial construction loans	72	62	54	41	38
Commercial leases	257	261	270	280	270
Residential mortgage loans	60,783	61,803	55,413	53,554	54,646
Automobile loans	—	—	—	51	66

Total loans and leases serviced for others	61,789	62,863	56,475	54,671	55,790

Total loans and leases serviced	$155,046	$155,794	$149,421	$148,258	$150,772

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	As of
	September 2017(a)	June 2017	March 2017	December 2016	September 2016
Regulatory capital:
Common stock and related surplus (net of treasury stock)	$96	$1,063	$1,407	$1,374	$1,510
Retained earnings	14,748	13,862	13,625	13,441	13,175
Common equity tier I capital adjustments and deductions	(2,401)	(2,403)	(2,396)	(2,389)	(2,386)

CET1 capital	12,443	12,522	12,636	12,426	12,299
Additional tier I capital	1,330	1,331	1,331	1,330	1,331

Tier I capital	13,773	13,853	13,967	13,756	13,630
Tier II capital	4,043	4,074	4,172	4,216	4,374

Total regulatory capital	$17,816	$17,927	$18,139	$17,972	$18,004

Risk-weighted assets(b)	$117,527	$117,761	$117,407	$119,632	$120,954

Ratios:
Average shareholders’ equity to average assets	11.93%	11.84%	11.72%	11.66%	11.83%

Regulatory Capital Ratios:
Fifth Third Bancorp
CET1 capital(b)	10.59%	10.63%	10.76%	10.39%	10.17%
Tier I risk-based capital(b)	11.72%	11.76%	11.90%	11.50%	11.27%
Total risk-based capital(b)	15.16%	15.22%	15.45%	15.02%	14.88%
Tier I leverage	9.97%	10.07%	10.15%	9.90%	9.80%
CET1 capital (fully phased-in)(b)(c)	10.47%	10.52%	10.66%	10.29%	10.09%

Fifth Third Bank
Tier I risk-based capital(b)	12.30%	12.24%	12.17%	11.92%	11.98%
Total risk-based capital(b)	14.14%	14.08%	14.03%	13.76%	13.82%
Tier I leverage	10.50%	10.50%	10.41%	10.30%	10.46%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	September 2017	June 2017	March 2017	December 2016	September 2016
Average portfolio loans and leases:
Commercial and industrial loans	$41,302	$41,601	$41,854	$42,548	$43,116
Commercial mortgage loans	6,807	6,845	6,941	6,957	6,888
Commercial construction loans	4,533	4,306	3,987	3,890	3,848
Commercial leases	4,072	4,036	3,901	3,921	3,962
Residential mortgage loans	15,523	15,417	15,200	14,854	14,455
Home equity	7,207	7,385	7,581	7,779	7,918
Automobile loans	9,267	9,410	9,786	10,162	10,508
Credit card	2,140	2,080	2,141	2,180	2,165
Other consumer loans and leases	1,055	892	755	673	651

Total average portfolio loans and leases	$91,906	$91,972	$92,146	$92,964	$93,511

Losses charged-off:
Commercial and industrial loans	($30)	($34)	($39)	($35)	($76)
Commercial mortgage loans	(3)	(6)	(6)	(4)	(4)
Commercial construction loans	—	—	—	—	—
Commercial leases	—	(1)	(1)	(1)	(1)
Residential mortgage loans	(2)	(4)	(6)	(4)	(4)
Home equity	(6)	(9)	(9)	(10)	(10)
Automobile loans	(13)	(12)	(17)	(15)	(14)
Credit card	(23)	(24)	(24)	(21)	(22)
Other consumer loans and leases	(8)	(5)	(5)	(7)	(6)

Total losses charged-off	($85)	($95)	($107)	($97)	($137)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$3	$16	$3	$10	$15
Commercial mortgage loans	—	1	1	2	2
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	1
Residential mortgage loans	3	2	1	2	2
Home equity	3	4	3	4	3
Automobile loans	5	6	6	4	5
Credit card	3	2	2	2	2
Other consumer loans and leases	—	—	2	—	—

Total recoveries of losses previously charged-off	$17	$31	$18	$24	$30

Net losses charged-off:
Commercial and industrial loans	($27)	($18)	($36)	($25)	($61)
Commercial mortgage loans	(3)	(5)	(5)	(2)	(2)
Commercial construction loans	—	—	—	—	—
Commercial leases	—	(1)	(1)	(1)	—
Residential mortgage loans	1	(2)	(5)	(2)	(2)
Home equity	(3)	(5)	(6)	(6)	(7)
Automobile loans	(8)	(6)	(11)	(11)	(9)
Credit card	(20)	(22)	(22)	(19)	(20)
Other consumer loans and leases	(8)	(5)	(3)	(7)	(6)

Total net losses charged-off	($68)	($64)	($89)	($73)	($107)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.26%	0.17%	0.34%	0.24%	0.56%
Commercial mortgage loans	0.16%	0.33%	0.29%	0.11%	0.08%
Commercial construction loans	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial leases	0.01%	0.06%	0.08%	0.12%	0.00%
Residential mortgage loans	(0.02%)	0.04%	0.13%	0.06%	0.07%
Home equity	0.18%	0.27%	0.33%	0.35%	0.32%
Automobile loans	0.35%	0.27%	0.48%	0.40%	0.35%
Credit card	3.75%	4.22%	4.03%	3.52%	3.61%
Other consumer loans and leases	2.80%	2.31%	2.89%	3.30%	3.70%

Total net losses charged-off as a percent of average portfolio loans and leases	0.29%	0.28%	0.40%	0.31%	0.45%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	September 2017	June 2017	March 2017	December 2016	September 2016
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,226	$1,238	$1,253	$1,272	$1,299
Total net losses charged-off	(68)	(64)	(89)	(73)	(107)
Provision for loan and lease losses	67	52	74	54	80
Deconsolidation of a variable interest entity	(20)	—	—	—	—

Allowance for loan and lease losses, ending	$1,205	$1,226	$1,238	$1,253	$1,272

Reserve for unfunded commitments, beginning	$162	$159	$161	$162	$151
Provision for unfunded commitments	(5)	3	(2)	(1)	11

Reserve for unfunded commitments, ending	$157	$162	$159	$161	$162

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,205	$1,226	$1,238	$1,253	$1,272
Reserve for unfunded commitments	157	162	159	161	162

Total allowance for credit losses	$1,362	$1,388	$1,397	$1,414	$1,434

	As of
	September 2017	June 2017	March 2017	December 2016	September 2016
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$144	$225	$251	$302	$235
Commercial mortgage loans	14	15	21	27	31
Commercial leases	1	1	—	2	—
Residential mortgage loans	19	19	21	17	19
Home equity	56	52	53	55	59

Total nonaccrual portfolio loans and leases (excludes restructured loans)	234	312	346	403	344
Nonaccrual restructured portfolio commercial loans and leases	214	244	251	192	194
Nonaccrual restructured portfolio consumer loans and leases	58	58	60	65	63

Total nonaccrual portfolio loans and leases	506	614	657	660	601
Repossessed property	10	11	14	15	13
OREO	39	37	50	63	84

Total nonperforming portfolio assets	555	662	721	738	698
Nonaccrual loans held for sale	18	7	7	4	91
Nonaccrual restructured loans held for sale	2	1	2	9	9

Total nonperforming assets	$575	$670	$730	$751	$798

Restructured portfolio consumer loans and leases (accrual)	$929	$933	$950	$959	$972
Restructured portfolio commercial loans and leases (accrual)	$232	$224	$277	$321	$408

90 days past due loans and leases (accrual):
Commercial and industrial loans	$3	$3	$3	$4	$7
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	3	3	3	4	7

Residential mortgage loans	43	45	45	49	43
Home equity	—	—	—	—	—
Automobile loans	10	7	6	9	8
Credit card	21	20	21	22	18
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	74	72	72	80	69

Total 90 days past due loans and leases (accrual)(b)	$77	$75	$75	$84	$76

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.29%	0.28%	0.40%	0.31%	0.45%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.31%	1.34%	1.35%	1.36%	1.37%
As a percent of nonperforming loans and leases(a)	238%	200%	188%	190%	212%
As a percent of nonperforming assets(a)	217%	185%	172%	170%	182%
Nonperforming loans and leases as a percent of portfolio loans and leases and OREO(a)	0.55%	0.67%	0.72%	0.72%	0.64%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including OREO(a)	0.60%	0.72%	0.79%	0.80%	0.75%
Nonperforming assets as a percent of total loans, leases and other assets, including OREO	0.62%	0.73%	0.79%	0.81%	0.85%
Allowance for credit losses as a percent of nonperforming assets	245%	210%	194%	192%	205%

(a)	Does not include nonaccrual loans held for sale.
(b)	Does not include loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including: “taxable equivalent net interest income,” “adjusted taxable equivalent net interest income,” “taxable equivalent net interest margin,” “efficiency ratio,” “taxable equivalent income before income taxes,” “noninterest income excluding certain items,” “tangible net income available to common shareholders,” “average tangible common equity,” “tangible common equity ratio,” “tangible common equity ratio (excluding unrealized gains/ losses)” “tangible common equity ratio (including unrealized gains/ losses)” “tangible equity,” “tangible book value per share,” and “Common Equity Tier 1 under Basel III Final Rule (fully phased-in),” and certain ratios derived from these measures.

The taxable equivalent basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison between taxable and non-taxable amounts.

Noninterest income excluding certain items is provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted noninterest income. Adjusted taxable equivalent net interest income and adjusted taxable equivalent net interest margin are provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted net interest income.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding unrealized gains/losses), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding unrealized gains/losses on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of gains or losses some of which are uncertain and providing the tangible common equity ratio including unrealized gains/losses enables investors and others to assess the Bancorp’s use of equity if all unrealized gains or losses were to be monetized.

Management believes tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of a business as it calculates the return available to common shareholders and book value of common stock without the impact of intangible assets and their related amortization. This is useful for evaluating the performance of a business consistently, whether acquired or developed internally, compared to other companies in the industry who present similar measures.

The Bancorp became subject to the Basel III Final Rule on January 1, 2015 which defined various regulatory capital ratios including the Common Equity Tier 1 (“CET1”) ratio. The CET1 capital ratio has transition provisions that will be phased out over time. CET1 capital ratio is presented on a fully phased-in basis for comparative purposes with other organizations. The Bancorp considers the fully phased-in CET1 ratio a Non-GAAP measure since it is not the CET1 ratio in effect for the periods presented. Since analysts and the U.S. banking agencies may assess the Bancorp’s capital adequacy using these ratios, management believes they are useful to provide investors the ability to assess its capital adequacy on the same basis.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see page 32 for Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

		For the Three Months Ended
		September 2017	June 2017	March 2017	December 2016	September 2016(4)
Net interest income (U.S. GAAP)		$970	$939	$933	$903	$907
Add:	Taxable equivalent adjustment	7	6	6	6	6

Taxable equivalent net interest income (a)		977	945	939	909	913

Net interest income (U.S. GAAP) (annualized) (b)		3,848	3,766	3,784	3,592	3,608
Taxable equivalent net interest income (annualized) (c)		3,876	3,790	3,808	3,616	3,632

Taxable equivalent net interest income		977	945	939	909
Add (subtract): Bankcard refunds		—	—	(12)	16

Adjusted taxable equivalent net interest income (d)		977	945	927	925
Adjusted taxable equivalent net interest income (annualized) (e)		3,876	3,790	3,760	3,680

Noninterest income (f)		1,561	564	523	620	840
Noninterest expense (g)		975	957	986	960	973
Average interest-earning assets (h)		126,443	126,134	125,968	126,548	126,092

Net interest margin (U.S. GAAP) (b)/(h)		3.04%	2.99%	3.00%	2.84%	2.86%
Taxable equivalent net interest margin (c)/(h)		3.07%	3.01%	3.02%	2.86%	2.88%
Adjusted net interest margin (e)/(h)		3.07%	3.01%	2.98%	2.91%

Taxable equivalent efficiency ratio (g)/(a)+(f)		38.4%	63.4%	67.4%	62.8%	55.5%

Income before income taxes (U.S. GAAP)		$1,489	$494	$396	$509	$694
Add:	Taxable equivalent adjustment	7	6	6	6	6

Taxable equivalent income before income taxes		$1,496	$500	$402	$515	$700

Net income available to common shareholders (U.S. GAAP)		999	344	290	372	501
Add:	Intangible amortization, net of tax	—	—	—	—	—

Tangible net income available to common shareholders		999	344	290	372	501
Tangible net income available to common shareholders (annualized) (i)		3,963	1,380	1,176	1,480	1,993

Average Bancorp shareholders’ equity (U.S. GAAP)		16,820	16,615	16,429	16,545	16,883
Less:	Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Average goodwill	(2,423)	(2,424)	(2,416)	(2,416)	(2,416)
	Average intangible assets and other servicing rights	(18)	(18)	(10)	(10)	(10)

Average tangible common equity (j)		13,048	12,842	12,672	12,788	13,126

Total Bancorp shareholders’ equity (U.S. GAAP)		16,360	16,419	16,430	16,205	16,776
Less:	Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Goodwill	(2,423)	(2,423)	(2,419)	(2,416)	(2,416)
	Intangible assets and other servicing rights	(18)	(18)	(11)	(10)	(10)

Tangible common equity, including unrealized gains / losses (k)		12,588	12,647	12,669	12,448	13,019
Less:	Accumulated other comprehensive income	(185)	(163)	(68)	(59)	(755)

Tangible common equity, excluding unrealized gains / losses (l)		12,403	12,484	12,601	12,389	12,264
Add:	Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (m)		13,734	13,815	13,932	13,720	13,595

Total assets (U.S. GAAP)		142,264	141,067	140,200	142,177	143,279
Less:	Goodwill	(2,423)	(2,423)	(2,419)	(2,416)	(2,416)
	Intangible assets and other servicing rights	(18)	(18)	(11)	(10)	(10)

Tangible assets, including unrealized gains / losses (n)		139,823	138,626	137,770	139,751	140,853
Less:	Accumulated other comprehensive income / loss, before tax	(285)	(251)	(105)	(91)	(1,162)

Tangible assets, excluding unrealized gains / losses (o)		$139,538	$138,375	$137,665	$139,660	$139,691

Common shares outstanding (p)		705	739	750	750	756
Risk-weighted assets (actual) (q) (1)		$117,527	$117,761	$117,407	$119,632	$120,954

Ratios:
Return on average tangible common equity (i) / (j)		30.4%	10.7%	9.3%	11.6%	15.2%
Tangible equity (m) / (o)		9.84%	9.98%	10.12%	9.82%	9.73%
Tangible common equity (excluding unrealized gains/losses) (l) / (o)		8.89%	9.02%	9.15%	8.87%	8.78%
Tangible common equity (including unrealized gains/losses) (k) / (n)		9.00%	9.12%	9.20%	8.91%	9.24%
Tangible book value per share (k) / (p)		$17.86	$17.11	$16.89	$16.60	$17.22

Basel III Final Rule - Transition to Fully Phased-In
CET1 capital (transitional)		$12,443	$12,522	$12,636	$12,426	$12,299
Less: Adjustments to CET1 capital from transitional to fully phased-in (2)		(4)	(4)	(2)	(4)	(4)

CET1 capital (fully phased-in) (r)		12,439	12,518	12,634	12,422	12,295

Risk-weighted assets (transitional)		117,527	117,761	117,407	119,632	120,954
Add: Adjustments to risk-weighted assets from transitional to fully phased-in (3)		1,272	1,274	1,164	1,115	929

Risk-weighted assets (fully phased-in) (s)		$118,799	$119,035	$118,571	$120,747	$121,883

Estimated CET1 capital ratio under Basel III Final Rule (fully phased-in) (r)/(s)		10.47%	10.52%	10.66%	10.29%	10.09%

(1)	Under the banking agencies’ risk-based capital guidelines, assets and off-balance sheet exposures are assigned to various risk categories based upon the Standardized Approach to Risk-Weighted Assets.
(2)	Primarily relates to disallowed intangible assets (other than goodwill and MSRs, net of associated deferred tax liabilities).
(3)	Primarily relates to higher risk-weighting for MSRs.
(4)	Net tax deficiencies of $6 million were reclassified from capital surplus to applicable income tax expense at September 30, 2016, related to the early adoption of ASU 2016-09 during the fourth quarter of 2016, with an effective date of January 1, 2016.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended September 30, 2017	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$429	$453	$59	$38	($2)	$977
(Provision for) benefit from loan and lease losses	3	(35)	(8)	1	(28)	(67)

Net interest income after provision for loan and lease losses	432	418	51	39	(30)	910
Total noninterest income	216	191	68	101	985	1,561
Total noninterest expense	(356)	(403)	(116)	(108)	8	(975)

Income before income taxes	292	206	3	32	963	1,496
Applicable income tax expense(a)	(58)	(72)	(1)	(11)	(340)	(482)

Net income	234	134	2	21	623	1,014
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	234	134	2	21	623	1,014
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$234	$134	$2	$21	$608	$999

For the three months ended June 30, 2017	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$421	$437	$59	$37	($9)	$945
(Provision for) benefit from loan and lease losses	(22)	(39)	(7)	1	15	(52)

Net interest income after provision for loan and lease losses	399	398	52	38	6	893
Total noninterest income	228	189	62	101	(16)	564
Total noninterest expense	(345)	(399)	(123)	(110)	20	(957)

Income (loss) before income taxes	282	188	(9)	29	10	500
Applicable income tax (expense) benefit(a)	(55)	(66)	3	(10)	(5)	(133)

Net income (loss)	227	122	(6)	19	5	367
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	227	122	(6)	19	5	367
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$227	$122	($6)	$19	($18)	$344

For the three months ended March 31, 2017	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$431	$430	$61	$38	($21)	$939
Provision for loan and lease losses	(6)	(42)	(15)	(4)	(7)	(74)

Net interest income after provision for loan and lease losses	425	388	46	34	(28)	865
Total noninterest income	202	184	55	106	(24)	523
Total noninterest expense	(370)	(402)	(120)	(113)	19	(986)

Income (loss) before income taxes	257	170	(19)	27	(33)	402
Applicable income tax (expense) benefit(a)	(46)	(60)	7	(10)	12	(97)

Net income (loss)	211	110	(12)	17	(21)	305
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	211	110	(12)	17	(21)	305
Dividends on preferred stock	—	—	—	—	15	15

Net income (loss) available to common shareholders	$211	$110	($12)	$17	($36)	$290

For the three months ended December 31, 2016	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$453	$397	$63	$41	($45)	$909
(Provision for) benefit from loan and lease losses	43	(34)	(12)	—	(51)	(54)

Net interest income after provision for loan and lease losses	496	363	51	41	(96)	855
Total noninterest income	221	188	69	99	43	620
Total noninterest expense	(359)	(400)	(117)	(103)	19	(960)

Income (loss) before income taxes	358	151	3	37	(34)	515
Applicable income tax (expense) benefit(a)	(78)	(53)	(1)	(13)	25	(120)

Net income (loss)	280	98	2	24	(9)	395
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income (loss) attributable to Bancorp	280	98	2	24	(9)	395
Dividends on preferred stock	—	—	—	—	23	23

Net income (loss) available to common shareholders	$280	$98	$2	$24	($32)	$372

For the three months ended September 30, 2016	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Taxable equivalent net interest income(a)	$462	$414	$63	$40	($66)	$913
(Provision for) benefit from loan and lease losses	18	(34)	(12)	—	(52)	(80)

Net interest income after provision for loan and lease losses	480	380	51	40	(118)	833
Total noninterest income	228	163	71	99	279	840
Total noninterest expense	(349)	(402)	(117)	(103)	(2)	(973)

Income before income taxes	359	141	5	36	159	700
Applicable income tax expense(a)	(80)	(50)	(2)	(13)	(39)	(184)

Net income	279	91	3	23	120	516
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	—

Net income attributable to Bancorp	279	91	3	23	120	516
Dividends on preferred stock	—	—	—	—	15	15

Net income available to common shareholders	$279	$91	$3	$23	$105	$501

(a)	Includes taxable equivalent adjustments of $7 million for the three months ended September 30, 2017 and $6 million for the three months ended June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016.
(b)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.